AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is dated the 8th day of December, 2005.

BETWEEN:

C.M.M.G. FINANCE INC., a British Columbia company, with a registered office at 314-837 West Hastings Street, Vancouver, British Columbia

(“C.M.M.G.”)

AND:

ENTERRA SYSTEMS INC., a British Columbia company, with a registered office at 11-1583 Pemberton Avenue, North Vancouver, British Columbia

(“Enterra”)

WHEREAS:

A. C.M.M.G. and Enterra entered into a Credit Facility Agreement (the “Agreement”) dated November 29, 2005; and

B. C.M.M.G. and Enterra wish to amend the Agreement to convert all references to currency to U.S. dollars on the terms and conditions of this Agreement.

     NOW THEREFORE THIS AMENDMENT AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

1. The Agreement is hereby amended by converting all amounts of money referred to in the

Agreement, which were originally in Canadian dollars, to U.S. Dollars pursuant to a conversion of those amounts using the exchange rate of 0.86454, the exchange rate posted on www.oanda.com for the date of Thursday, December 8, 2005.

2. The Agreement is hereby amended by deleting the Recitals to the Agreement and replacing them as follows:

WHEREAS:

A.   Under an agreement dated August 12, 2005 (the “Financing Agreement”) between Enterra and C.M.M.G., C.M.M.G. has agreed to find a lender that will lend Enterra

$2,525,250 through a convertible loan subject to the terms and conditions set forth in the Financing Agreement;

B. Under a Loan Terms Agreement (the “Loan Agreement”), dated October 20, 2005, between Enterra and C.M.M.G., C.M.M.G. loaned Enterra $670,018.50 subject to the terms and conditions set forth in the Loan Agreement;

C. C.M.M.G. wishes to be the lender of the convertible loan under the Financing Agreement but cause the amount of the convertible loan to be no less than $2,680,074;

D. C.M.M.G. has agreed to lend, and Enterra has agreed to borrow, $2,680,074 based upon the terms and conditions set forth in this Agreement.

E. C.M.M.G. has accepted the assignment of debt in the amount equal to $302,589, in an Assignment of Debt, dated on November 29, 2005, between C.M.M.G. and Elvirah Stinghi. This debt was previously owed by Enterra to Elvira Stinghi.

F. In anticipation of this Agreement, C.M.M.G. has advanced Enterra $30,258.90.

G. C.M.M.G. wishes to consolidate the $700,277.40 in debt owing to it from Enterra into an amount of debt under this Agreement.

3. The Agreement is hereby amended by deleting Sections 2.1, 2.2, 2.3 and 2.4 and replacing them as follows:

2.1 Credit Facility. C.M.M.G. shall make available to Enterra in accordance with and subject to the terms and conditions of this Agreement, until the fifth anniversary of the Closing Date (the “Maturity Date”), a credit facility in the principal amount of no less than $2,680,074 (the “Credit Facility”), made available to Enterra by way of the assumption of debt set out in Section 2.2 herein, the consolidation of debt set out in Section 2.3 herein or through Advances in accordance with Section 2.4 herein.

2.2 Assumption of Debt. The effectiveness of this Agreement is conditional upon C.M.M.G. having assumed a debt equal to $302,589 owed by Enterra to Elvirah Stinghi through an Assumption of Debt Agreement dated November 29, 2005. The assumed debt is hereby deducted from the amount available to Enterra under the Credit Facility for Advances pursuant to Section 2.4 herein and added to the Outstanding Amount.

2.3 Consolidation of Debt. C.M.M.G. hereby consolidates all $700,277.40 of prior debt owing by Enterra to C.M.M.G. (the “Consolidated Debt”), being $670,018.50 through the Loan Agreement and $30,258.90 that was advanced to Enterra in anticipation of this Agreement. The Consolidated Debt is hereby deducted from the amount available to Enterra as Advances pursuant to Section 2.4 herein and added to the Outstanding Amount. This Agreement supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect to the Consolidated Debt. Any preceding correspondence, offers, rights and obligations between C.M.M.G. and Enterra are expressly superseded and terminated by this Agreement.

2.4  Advances.   On the terms and conditions set forth herein, C.M.M.G., from time to time, on any Business Day from the Closing Date until 5:00 p.m. (Vancouver time) on the Maturity Date, agrees to make advances to Enterra (the “Advances”). Each Advance shall be in an aggregate amount of up to $129,681 once every calendar month, unless otherwise agreed to by the parties.

4.   The Agreement is hereby amended by deleting Section 8.17 and replacing it as follows:

       8.17 Currency. All funds and monetary amounts included in this Agreement are stated in

United States dollars unless otherwise indicated.

5.   The Agreement, as amended by this Amendment Agreement, continues in full force and effect.

6.   This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7.   Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

8.   This Agreement will be governed by and construed in accordance with the laws of the

Province of British Columbia, Canada.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, having been duly authorized, execute this Amendment Agreement as of the date first written above.

C.M.M.G. FINANCE INC Per: /s/ Pasquale Cusano Authorized Signatory

ENTERRA SYSTEMS, INC. Per: /s/ Richard Eppich Authorized Signatory